Exhibit 99.3

BOISE PAPER HOLDINGS, L.L.C.

BOISE FINANCE COMPANY

OFFER TO EXCHANGE

$300,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUTSTANDING 9% SENIOR NOTES DUE 2017

(CUSIP NOS. 09747F AA3 and U77439 AA2)

FOR

$300,000,000 AGGREGATE PRINCIPAL AMOUNT OF

9% SENIOR NOTES DUE 2017 (CUSIP NO. 09747F AC9) THAT HAVE BEEN REGISTERED UNDER OF

THE SECURITIES ACT OF 1933

To Our Clients:

Boise Paper Holdings, L.L.C. and Boise Finance Company (the “Issuers”) are offering, upon and subject to the terms and conditions set forth in the enclosed Prospectus, dated                     , 2010 (the “Prospectus”), and Letter of Transmittal (the “Letter of Transmittal”), to exchange (the “Exchange Offer”) an aggregate principal amount of up to $300,000,000 of the Issuer’s outstanding 9% Senior Notes due 2017 (the “Old Notes”), for a like principal amount of their newly issued 9% Senior Notes due 2017 that have been registered under the Securities Act of 1933, as amended (the “New Notes”). The Old Notes are, and the New Notes will be, guaranteed by BZ Intermediate Holdings LLC and certain subsidiaries of BZ Intermediate Holdings LLC (the “Guarantors”). The Exchange Offer is being made in order to satisfy certain obligations of the Issuers and the Guarantors contained in the Registration Rights Agreement, dated October 26, 2009, among the Issuers, the Guarantors and J.P. Morgan Securities Inc. as representative of the initial purchasers listed therein.

This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A TENDER OF SUCH ORIGINAL NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether to tender your Old Notes.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the terms of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2010, unless extended (such time and date, or the latest time and date to which the Exchange Offer has been extended, the “Expiration Time”). Tenders of Old Notes may be withdrawn at any time at or prior to the Expiration Time.

Your attention is directed to the following:

1. The Exchange Offer is for any and all Old Notes.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer—Conditions to the Exchange Offer.”

3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Issuers will be paid by the Issuers, except as otherwise provided in the Instructions in the Letter of Transmittal.

If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER ORIGINAL NOTES.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

BY BOISE PAPER HOLDINGS, L.L.C. AND BOISE FINANCE COMPANY

FOR THE OUTSTANDING 9% SENIOR NOTES DUE 2017

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Boise Paper Holdings, L.L.C. and Boise Finance Company with respect to their Old Notes.

This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

☐  Please tender the Old Notes held by you for my account as indicated below:

Boise Paper Holdings, L.L.C. and Boise Finance Company

9% Senior Notes due 2017

$

(Aggregate Principal Amount of Old Notes)

☐  Please do not tender any Old Notes held by you for my account.

Dated:                                   , 2010

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

Unless a specific contrary instruction is given in the space provided, signature(s) hereon by beneficial owner(s) shall constitute an instruction to you to tender all the Old Notes held by you for the account of such beneficial owner(s).